MDU RESOURCES GROUP, INC.

                    Certificate of Amendment
                               of
                 Certificate of Incorporation


     MDU Resources Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"),

hereby certifies as follows:

     1.  That the Board of Directors of the Company, at a meeting duly convened and held on February 14, 2002, proposed an

amendment to the Certificate of Incorporation of the Company, as

heretofore amended, and at said meeting adopted resolutions

setting forth the proposed amendment, declaring its advisability,

and directing that the proposed amendment be considered at the next annual meeting of the Company by the stockholders entitled to vote in respect thereof, such amendment being set forth in the

Company's Proxy Statement for the 2002 Annual Stockholders

Meeting as follows:

          RESOLVED, that the Board of Directors of MDU
     Resources Group, Inc. hereby declares it advisable:

          (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 150,000,000 shares of Common Stock with the par value of $1.00 per share, to 250,000,000 shares with the par value of $1.00 per share, effective at the close of business on the date on which the appropriate
     Certificate of Amendment to the Company's Restated
     Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

          (B) That, in order to effect the foregoing, the Restated Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:

          FOURTH. The total number of shares of stock which the Company shall have authority to issue is Two Hundred Fifty-Two Million
          (252,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A,
          Preference Stock, and Common Stock. The total number of shares of such Preferred
          Stock authorized is Five Hundred Thousand
          (500,000) shares of the par value of One
          Hundred Dollars ($100) per share (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million Dollars
          ($50,000,000). The total number of shares of such Preferred Stock A authorized is One
          Million (1,000,000) shares without par value
          (hereinafter called the "Preferred Stock A").
          The total number of shares of such Preference
          Stock authorized is Five Hundred Thousand
          (500,000) shares without par value
          (hereinafter called the "Preference Stock").
          The total number of shares of such Common
          Stock authorized is Two Hundred Fifty Million
          (250,000,000) of the par value of One and no/100 Dollars ($1.00) per share (hereinafter called the "Common Stock"), amounting in the aggregate to Two Hundred Fifty Million
          Dollars ($250,000,000).

          FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendments be attached as an exhibit to the proxy statement for the Company's next Annual or Special
     Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

     A copy of the resolutions was attached as Exhibit A to the

Company's Proxy Statement for the 2002 Annual Stockholders

Meeting, and the body of the Proxy Statement contained a

discussion of the proposed amendment.

     2.  That thereafter, on April 23, 2002, at 11:00 a.m., in

accordance with the Bylaws of the Company, and upon notice given in accordance with the laws of the State of Delaware and said

Bylaws, the Annual Meeting of Stockholders of the Company was

held, and there were present at such meeting, in person or by proxy, the holders of more than a majority of the shares of

Common Stock of the Company outstanding and entitled to vote,

constituting a quorum of said stockholders.

     3.  That at said Annual Meeting of Stockholders, the

proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 shares to 250,000,000 shares was presented for consideration, and a vote of the holders of the Common Stock voting in person or by proxy was taken for and against said proposal.

     That a majority of the outstanding stock of the Company

entitled to vote and present at the Annual Meeting in person or by proxy voted in favor of the proposal to amend Article FOURTH to the Certificate of Incorporation as indicated in the following table:

                                        Shares      Shares
                Shares       Shares     Voted       Voted
                Out-         Repre-     For         Against
                standing     sented     Proposal    Proposal   Abstentions

Common Stock   69,874,062  57,387,523  53,252,462   3,342,127    792,934


     6.  That said amendment to the Certificate of Incorporation of MDU Resources Group, Inc. as hereinbefore set forth have been therefore duly adopted in accordance with the provisions of

Section 242 of the General Corporation Laws of the State of

Delaware.

     IN WITNESS WHEREOF, MDU Resources Group, Inc. has caused its corporate seal to be hereunto affixed, and this Certificate to be signed by Robert E. Wood, its Vice President - Public Affairs and

Environmental Policy, and Douglas W. Schulz, its Assistant

Secretary, on April 23, 2002.


                              MDU RESOURCES GROUP, INC.

ATTEST:


/s/ Douglas W. Schulz         By: /s/ Robert E. Wood
Douglas W. Schulz                 Robert E. Wood
Assistant Secretary               Vice President - Public Affairs
                                    and Environmental Policy


(SEAL)